Exhibit 10.34

SUMMARY OF TERMS OF EMPLOYMENT FOR

R. EDWARD ANDERSON, CHIEF EXECUTIVE OFFICER

As of January 24, 2012, Ed Anderson returned to the position of CEO of the Company.  Pursuant to the terms of his employment arrangement, Mr. Anderson’s base salary is $700,000 and his targeted annual performance bonus is 100% of base salary, based on the achievement of certain performance targets by the Company.  His employment arrangement also provides for a $3,000 monthly travel and lodging expense allowance.  This allowance will not be grossed up and is not part of Mr. Anderson’s base salary.